Exhibit 99.1

Medical Staffing Network Holdings Receives New Ticker Symbol

Listing on OTCQX Market to Commence December 15

BOCA RATON, Fla.--(BUSINESS WIRE)--December 12, 2008--Medical Staffing Network Holdings, Inc. (Company) (NYSE: MRN) today announced that arrangements for the transition of trading of the Company’s common stock from the New York Stock Exchange (NYSE) to the OTCQX market have been completed. Trading on the NYSE and the Company’s trading symbol “MRN” will be suspended as of the opening of the market on Monday, December 15, 2008. Effective at the opening of the market on Monday, December 15, 2008, the Company’s common stock will be traded on the OTCQX market and quoted under the symbol “MSNW.”

Kevin S. Little, president and chief financial officer, stated: “It is important for our shareholders to understand that although we are changing markets, nothing has changed with the shares themselves. Shareholders are still the registered owners of the securities and can trade them. Instead of trading them on the NYSE, they will now be available for trading over-the-counter on the OTCQX market, which is a well-known, centralized quotation service that collects and publishes quotes for OTC securities.”

Company Summary

Medical Staffing Network Holdings, Inc. is the third largest diversified healthcare staffing company in the United States as measured by revenues. The Company is the leading provider of per diem nurse staffing services and is also a leading provider of travel, allied health and vendor managed services.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical fact. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors can be found in our Form 10-K for the year ended December 30, 2007 and in our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although the Company believes that these statements are based upon reasonable assumptions, the Company cannot provide any assurances regarding future results. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Medical Staffing Network Holdings, Inc.
Jeff Yesner, Chief Accounting Officer, 561-322-1303